For Immediate Release
November 19, 2010

  AJS BANCORP, INC. ANNOUNCES THIRD QUARTER EARNINGS

AJS Bancorp, Inc. (OTCCBB; AJSB.OB),the holding company for A.J. Smith Federal Savings Bank, Midlothian, Illinois today reported consolidated net income (loss) of ($144,000) for the quarter ended September 30, 2010 as compared to net income of $139,000 for the same quarter in 2009.  Basic earnings (loss) per share were ($0.07) and diluted earnings (loss) per share were ($0.07) for the quarter ended September 30, 2010 as compared with basic and diluted earnings per share of $0.06 for the quarter ended September 30, 2009.  The decrease in net income primarily resulted from an increase in non-interest expense and loan loss provisions, offset by an increase in non-interest income for the comparable periods.

Total assets at September 30, 2010 were $253.9 million, an increase of $4.6 million or 1.8% from $249.3 million at December 31, 2009.  The increase in total assets primarily reflects an increase in securities, cash and cash equivalents and OREO, partially offset by decreases in loans receivable, certificates of deposit at other financial institutions, and due from broker.  Securities increased $6.4 million or 6.9% to $99.0 million at September 30, 2010 from $92.6 million at December 31, 2009 primarily due to purchases of government-sponsored agency notes and bonds with call features partially offset by security sales, calls, principal repayments, and maturities within the portfolio.  OREO increased $917,000 or 33.1% to $3.7 million at September 30, 2010 from $2.8 million at December 31, 2009, primarily due to the repossession of the collateral securing non-performing commercial mortgage loans partially offset by sales of OREO and further reductions in the fair value of the assets of $430,000 during the quarter ended September 30, 2010.  Net loans receivable decreased $4.5 million or 3.5% to $123.0 million at September 30, 2010 from $127.5 million at December 31, 2009.  The decrease in loans was due to loan repayments exceeding demand in all segments of the loan portfolio.  Certificates of deposit decreased $1.5 million or 88.2% to $200,000 at September 30, 2010 compared to $1.7 million at December 31, 2009, due to certificates maturing.  Due from broker decreased $4.7 million to $0 as of September 30, 2010 as securities sold during the fourth quarter of 2009 settled in the first quarter of 2010.

The Company had non-performing assets of $10.6 million at September 30, 2010 compared to $9.3 million at December 31, 2009 and $8.9 million at June 30, 2010. Included in the increase since June 30, 2010, are four loans, totaling $1.5 million that are in the process of troubled debt restructurings. The Company has recorded an allowance of $207,000 on these loans during the third quarter of 2010.  The allowance for loan losses was $1.9 million at September 30, 2010 and $3.0 million at December 31, 2009.  This represents a ratio of allowance for loan losses to gross loans receivable of 1.5% and 2.3%, respectively at September 30, 2010 and at December 31, 2009.  The allowance for loan losses to non-performing loans was 27.0% as of September 30, 2010 compared to 46.6% as of December 31, 2009.  The decrease in the allowance for loan losses was primarily due to a $ 1.1 million specific reserve allocation that was charged-off as a result of a commercial loan troubled debt restructure.

Total stockholders’ equity increased $1.1 million or 4.5% to $24.9 million at September 30, 2010 from $23.8 million at December 31, 2009.  The increase reflects net income of $880,000 for the nine months ended September 30, 2010 and a $366,000 increase in other comprehensive income, partially offset by dividends paid of $262,000.

INCOME INFORMATION - THREE MONTHS ENDED SEPTEMBER 30, 2010 AND SEPTEMBER 30, 2009

For the quarter ended September 30, 2010, the Company had a net loss of $144,000 as compared to net income of $117,000 for the third quarter of 2009.  The decrease in operating performance primarily resulted from an increase in non-interest expenses and higher loan loss provisions, offset by an increase in non-interest income.

Net interest income increased $77,000 or 4.9% to $1.7 million for the quarter ended September 30, 2010 from $1.6 million for the same period in 2009.  Average interest earning assets were $234.9 million and $218.3 million during the comparative 2010 and 2009 quarters while the average yield was 4.19% and 4.68%, respectively.  Average interest-bearing liabilities were $220.7 million and $201.9 million during the comparative 2010 and 2009 quarters while the average rate paid was 1.44% and 1.91%, respectively.

The Company recorded a provision of $284,000 for the three months ended September 30, 2010 and $246,000 provision for the three months ended September 30, 2009.  The majority, $207,000, of the provision recognized during the third quarter of 2010 relates to reserves recorded on loans classified as troubled debt restructurings. The Company’s allowance for loan loss balance remained principally unchanged from September 31, 2009. We will continue to monitor the loan portfolio and should market conditions deteriorate further, management may need to make additional provisions for loan losses in the future.  Non-performing assets as a percentage of total assets were 4.16% and 3.72% at September 30, 2010 and December 31, 2009, respectively.

Non-interest income increased $409,000 or 163.0% to $660,000 for the quarter ended September 30, 2010 from $251,000 for the comparable quarter in 2009.  The increase in non-interest income is primarily the result of gains on the sale of securities that were sold during the quarter ended September 30, 2010.

Non-interest expense increased $731,000 or 50.2% to $2.2 million for the quarter ended September 30, 2010 compared to $1.5 million for the quarter ended September 30, 2009.  The increase in non-interest expense is primarily due to increases in OREO  valuation reserves and salaries and employee benefits.  Salaries and employee benefits increased $238,000 or 35.1% to $916,000 for the three months ended September 30, 2010 compared to $678,000 for the same period in 2009.  The increase reflects the $141,000 compensation associated with the resignation of the Company’s President and Chief Operating Officer and a $30,000 discretionary employee bonus paid during the quarter ended September 30, 2010.

INCOME INFORMATION - NINE MONTHS ENDED SEPTEMBER 30, 2010 AND SEPTEMBER 30, 2009

Net income increased by $200,000 or 29.4% to $880,000 for the nine months ended September 30, 2010, compared to net income of $680,000 for the same period in 2009.  The Company’s return on average assets increased to .47% for the nine months ended September 30, 2010 from .38% for the comparable period in 2009.  The increase in net income resulted from increases in net interest income, non-interest income, and a recovery of a portion of the deferred tax asset valuation allowance, offset by an increase in non-interest expense and the loan loss provision.

Net interest income increased by $396,000 or 8.5% to $5.0 million for the nine months ended September 30, 2010 from $4.6 million for the same period in 2009.  The increase in net interest income primarily reflects lower interest expense for the comparable periods as interest rates on interest-bearing liabilities fell at a faster pace than the yields fell on interest-earning assets.  Average interest earning assets were $230.5 million and $221.7 million during the comparative 2010 and 2009 periods while the average yield was 4.35% and 4.75%, respectively.  Average interest-bearing liabilities increased to $218.5 million for the nine months ended September 30, 2010 compared to $204.6 million for the comparable 2009 period, while the average cost of interest-bearing liabilities decreased to 1.52% from 2.13% for the comparable periods. Our net interest rate spread increased 21 basis points to 2.83% from 2.62% while our net interest margin increased 12 basis points to 2.91% from 2.79%.  The ratio of average interest-earning assets to average interest-bearing liabilities decreased to 105.49% for the nine months ended September 30, 2010 from 108.39% for the same period in 2009.

There was a $385,000 provision for loan losses for the nine months ended September 30, 2010 and $246,000 provision for loan losses for the nine months ended September 30, 2009.   Any loan loss provisions are made to maintain an allowance that is reflective of management’s estimate of losses incurred in our loan portfolio.  We will continue to monitor the loan portfolio and should market conditions deteriorate further, management may need to make additional provisions for loan losses in the future.  Although the Company believes that the allowance for loan losses is adequate to absorb probable incurred losses on existing loans that may become uncollectible, given the conditions of the real estate markets and economy in general there can be no assurance that the allowance will prove sufficient to cover actual loan losses in the future. In addition, regulatory agencies, as an integral part of their examination process, periodically review the quality of loans and the adequacy of the allowance for loan losses and may require the Company to make additional provisions to the allowance based upon their judgments about information available to them at the time of their examinations. See the “Financial Condition” section for more information.

Non-interest income increased $520,000 or 52.2% to $1.5 million for the nine months ended September 30, 2010 from $997,000 for the comparable period in 2009.  The increase in non-interest income is primarily the result of an increase in the gain on available for sale securities and a decrease in other than temporary impairment on investment, offset by a decrease in other non-interest income items.  Gain on securities sales increased $444,000 or 92.1% to $926,000 for the nine months ended September 30, 2010 compared to $482,000 for the same period in 2009 due to the sale of available for sale mortgage-backed securities.  During the nine months ended September 30, 2009, the Company recorded a $126,000 other than temporary impairment charge on stock held in another financial institution (“banker’s bank”).  Due to the banker’s bank inability to project a recovery in the value of the investment equal to the Company’s investment, the Company recognized other than temporary impairment in the amount of $126,000 during the third quarter of 2009. Other non-interest income decreased $21,000 or 15.9% to $111,000 for the nine months ended September 30, 2010 compared to $132,000 for the nine months ended September 30, 2009.  The decrease in other non-interest income was primarily due to an $11,000 decrease in insurance commissions for the comparable periods reflecting a decrease in the sale of fixed and variable rate annuities for the comparable periods as investors avoided most non-insured financial market instruments, as well as a $9,000 decrease in correspondent fee income on mortgage loans for the comparable periods.

Non-interest expense increased $867,000 or 19.6% to $5.3 million for the nine-month period ended September 30, 2010 from $4.4 million for the comparable period in 2009.  The increase in non-interest expense is primarily due to increases in OREO expenses and valuation reserves, salaries and employee benefits, occupancy costs and advertising and promotion expenses, partially offset by a decrease in federal deposit insurance premiums.  Valuation allowances on OREO increased $384,000 to $455,000 for the nine month period ended September 30, 2010 from $71,000 for the comparable period in 2009.  Expenses on OREO increased $193,000 to $225,000 for the nine month period ended September 30, 2010 from $32,000 for the comparable period in 2009.  The increase in expenses on OREO was primarily due to real estate taxes, association assessments, and insurance premiums.  Other non-interest expense items increased $38,000 to $405,000 for the nine month period ended September 30, 2010 from $367,000 for the comparable period in 2009.  Salaries and employee benefits increased $196,000 or 9.2% to $2.3 million for the nine month period ended September 30, 2010 from $2.1 million for the same period in 2009.  The increase reflects the $141,000 compensation associated with the resignation of the Company’s President and Chief Operating Officer and a $30,000 discretionary employee bonus paid during the quarter ended September 30, 2010. Occupancy costs increased $62,000 or 9.6% to $705,000 for the nine months ended September 30, 2010 compared to $643,000 for the same period in 2009.  The increase primarily reflects lower occupancy costs in 2009 reflecting the Company’s successful appeal of a real estate tax assessment and the resulting refund of real estate taxes received during the nine months ended September 30, 2009.  Advertising and promotion costs increased $34,000 or 21.3% to $194,000 for the quarter ended September 30, 2010 compared to $160,000 for the same period in 2009.  The increase was due to promotional activities designed to retain some of the Bank’s customers held during the nine months ended September 30, 2010.    Federal deposit insurance premiums decreased $62,000 or 20.6% to $239,000 for the nine months ended September 30, 2010 compared to $301,000 for the same period in 2010.  The decrease was primarily due to a special assessment imposed upon every insured financial institution at June 30, 2009 to replenish the FDIC deposit insurance fund.

This press release contains certain “forward-looking statements” which may be identified by the use of such words as “believe”, “expect”, “intend”, “anticipate”, “should”, “planned”, “estimated” and “potential”.  Examples of forward-looking statements include, but are not limited to, estimates with respect to our financial condition, results of operations and business that are subject to various factors which could cause actual results to differ materially from these estimates and most other statements that are not historical in nature.  These factors include, but are not limited to, general and local economic condition, changes in interest rates, deposit flows, demand for mortgage and other loans, real estate values, and competition; changes in accounting principles, policies or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services.

Contact:    Pamela Favero
   Vice-President/CFO
   (708) 237-8127